Exhibit 5

[Letterhead of Hogan & Hartson L.L.P.]

January 28, 2005

Board of Directors
McCormick & Company, Incorporated
18 Loveton Circle
Sparks, Maryland 21152

Ladies and Gentlemen:

        We are acting as counsel to McCormick & Company, Incorporated, a Maryland corporation (the "Company"), in connection with the Company's registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the proposed public offering of up to $500,000,000 in the aggregate amount of one or more series of the Company's debt securities (the "Debt Securities"), all of which Debt Securities may be offered and sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus"), and as to be set forth in one or more supplements to the Prospectus (each a "Prospectus Supplement"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

        For purposes of this opinion letter, we have examined copies of the following documents (the "Documents"):

        1.     An executed copy of the Registration Statement.

        2.     The Articles of Restatement of the Company, with amendments thereto, as certified by the State Department of Assessments and Taxation of the State of Maryland on January 12, 2005 and as certified by the Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect (the "Charter").

        3.     The By-Laws of the Company, as amended, as certified by the Assistant Secretary of the Company as of the date hereof as being complete, accurate and in effect (the "By-Laws").

        4.     The Indenture (the "Indenture") between the Company and SunTrust Bank, as trustee (the "Trustee"), filed as Exhibit 4.1 to the Registration Statement.

        6.     Certain resolutions of the Board of Directors of the Company adopted at a meeting held on January 25, 2005, as certified by the Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the filing of the Registration Statement and related matters.

        In our examination of the aforesaid Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all of the Documents submitted to us, the authenticity of all originals of the Documents, and the conformity to authentic original documents of all of the Documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

        For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of any of the Debt Securities to be offered from time to time will have been duly authorized and established by proper action of the Board of Directors of the Company or a duly authorized committee of such Board of Directors ("Board Action") consistent with the procedures and terms described in the Registration Statement and/or the applicable Prospectus Supplement and in accordance with the Charter and By-Laws and applicable Maryland law, in a manner and with terms that do not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) at the time of offer, issuance and sale of any Debt Securities, the Registration

Statement will have been declared effective under the Securities Act of 1933, as amended, and no stop order suspending the effectiveness of the Registration Statement will have been issued and remain in effect; (iii) any Debt Securities will be issued pursuant to and in accordance with the Indenture; and (iv) the Debt Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement.

        For the purposes of this opinion letter, we have assumed that (i) the Trustee has all requisite power and authority under all applicable laws, regulations and governing documents to execute, deliver and perform its obligations under the Indenture and has complied with all legal requirements pertaining to its status as such status relates to the Trustee's right to enforce the Indenture against the Company, (ii) the Trustee has duly authorized, executed and delivered the Indenture, (iii) the Trustee is validly existing and in good standing in all necessary jurisdictions, (iv) the Indenture constitutes a valid and binding obligation, enforceable against the Trustee in accordance with its terms, (v) there has been no mutual mistake of fact or misunderstanding or fraud, duress or undue influence in connection with the negotiation, execution or delivery of the Indenture, and the conduct of the Trustee has complied with any requirements of good faith, fair dealing and conscionability, and (vi) there are and have been no agreements or understandings among the parties, written or oral, and there is and has been no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Indenture. We also have assumed the validity and constitutionality of each relevant statute, rule, regulation and agency action covered by this opinion letter.

        This opinion letter is based as to matters of law solely on the Maryland General Corporation Law, as amended, and the applicable provisions of the internal laws of the State of New York relating to the creation and enforceability of contracts (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York). As used herein, the terms "Maryland General Corporation Law, as amended" and "the internal laws of the State of New York" includes the applicable statutory provisions contained therein, all applicable provisions of the Maryland and New York Constitutions, as applicable, and reported judicial decisions interpreting these laws. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

        Based upon, subject to and limited by the foregoing, we are of the opinion that the Debt Securities, upon authentication by the Trustee and due execution and delivery of such Debt Securities on behalf of the Company in accordance with the Indenture and any supplemental indenture relating thereto, will constitute valid and binding obligations of the Company.

        In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinions expressed above are also subject to the effect of: (i) bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); and (ii) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the Debt Securities and the applicable agreements are considered in a proceeding in equity or at law).

        This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion letter.

        We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

Very truly yours,
/s/ HOGAN & HARTSON L.L.P. Hogan & Hartson L.L.P.